Q3 2014 SUPPLEMENTAL OPERATING & FINANCIAL DATA NYSE: O Exhibit 99.1

TABLE OF CONTENTS Q3 2014 Supplemental Operating & Financial Data 2 Corporate Overview 3 Financial Summary Consolidated Statements of Income 4 Funds from Operations (FFO) 5 Adjusted Funds from Operations (AFFO) 6 Consolidated Balance Sheets 7 Debt Summary 8 Debt Maturities 9 Capitalization & Financial Ratios 10 EBITDA & Coverage Ratios 11 Debt Covenants 12 Transaction Summary Investment Summary 13 Disposition Summary 14 Development Pipeline 15 Real Estate Portfolio Summary Tenant Diversification 16 Industry Diversification 17 Geographic Diversification 19 Property Type Diversification 20 Same Store Rental Revenue 21 Leasing Data Occupancy 23 Leasing Activity 24 Expirations 25 This Supplemental Operating & Financial Data should be read in connection with the Company's third quarter 2014 earnings press release (included as Exhibit 99.1 of the Company's Current Report on 8-K, filed on October 29, 2014) as certain disclosures, definitions and reconciliations in such announcement have not been included in this Supplemental Operating & Financial Data.

CORPORATE OVERVIEW 3 Q3 2014 Supplemental Operating & Financial Data Senior Management John P. Case, President, Chief Executive Officer and Director Richard G. Collins, Executive VP, Portfolio Management Paul M. Meurer, Executive VP, Chief Financial Officer and Treasurer Michael R. Pfeiffer, Executive VP, General Counsel and Secretary Sumit Roy, Executive VP, Chief Operating Officer and Chief Investment Officer Credit Ratings Standard & Poor’s BBB+ Stable Outlook Moody's Baa1 Stable Outlook Fitch BBB+ Stable Outlook Dividend Information as of September 2014 Current annualized dividend is $2.20 per share Compounded average annual dividend growth rate of approximately 4.6% 530 consecutive monthly dividends paid 68 consecutive quarterly dividend increases Corporate Headquarters New Corporate Headquarters 600 La Terraza Blvd. Change effective January 1, 2015 Escondido, California 92025 11995 El Camino Real Phone: (760) 741-2111 San Diego, California 92130 Website: www.realtyincome.com Phone: (858) 284-5000 Transfer Agent Wells Fargo Shareowner Services Phone: (877) 218-2434 Email: stocktransfer@wellsfargo.com Website: www.shareowneronline.com Corporate Profile Realty Income, The Monthly Dividend Company®, is a publicly traded real estate company with the primary business objective of generating dependable monthly cash dividends from a consistent and predictable level of cash flow from operations. Our monthly dividends are supported by the cash flow from our portfolio of properties leased to commercial tenants. We have in-house acquisition, portfolio management, asset management, credit research, real estate research, legal, finance and accounting, and capital markets expertise. Over the past 45 years, Realty Income has been acquiring and managing freestanding commercial properties that generate rental revenue under long-term, net lease agreements. Portfolio Overview At September 30, 2014, we owned a diversified portfolio of 4,284 properties located in 49 states and Puerto Rico, with over 69.8 million square feet of leasable space. Our properties are leased to 231 different commercial tenants doing business in 47 separate industries. Approximately 78% of our quarterly rental revenues were generated from retail properties, 10% from industrial and distribution properties, and the remaining 12% were from other property types. Our occupancy rate as of September 30, 2014 was 98.3%, with a weighted average remaining lease term of approximately 10.4 years. Common Stock Our Common Stock is traded on the New York Stock Exchange under the symbol "O" September 30, 2014 Closing price $ 40.79 Shares and units outstanding 223,512,414 Market value of common equity $ 9,117,071,000 Total market capitalization $ 14,504,421,000

CONSOLIDATED STATEMENTS OF INCOME (dollars in thousands, except per share data - unaudited) 4 Q3 2014 Supplemental Operating & Financial Data Three months ended September 30, Nine months ended September 30, 2014 2013 2014 2013 REVENUE Rental $ 226,832 $ 195,332 $ 662,822 $ 543,219 Tenant reimbursements 8,275 5,107 20,872 15,619 Other 606 1,642 2,238 5,207 Total revenue 235,713 202,081 685,932 564,045 EXPENSES Depreciation and amortization 95,260 80,822 278,124 221,476 Interest 52,814 49,836 157,246 130,667 General and administrative 11,025 16,640 35,499 40,356 Property (including reimbursable) 12,770 8,466 33,474 25,792 Income taxes 697 569 2,358 1,770 Provisions for impairment 495 - 2,676 290 Merger-related costs - 240 - 12,875 Total expenses 173,061 156,573 509,377 433,226 Gain on sales of real estate 10,975 - 14,211 - Income from continuing operations 73,627 45,508 190,766 130,819 Income from discontinued operations - 6,399 3,097 50,831 Net income 73,627 51,907 193,863 181,650 Net income attributable to noncontrolling interests (344) (336) (1,016) (422) Net income attributable to the Company 73,283 51,571 192,847 181,228 Preferred stock dividends (9,327) (10,482) (30,292) (31,447) Excess of redemption value over carrying value of preferred shares subject to redemption (6,015) - (6,015) - Net income available to common stockholders $ 57,941 $ 41,089 $ 156,540 $ 149,781 Amounts available to common stockholders per common share: Income from continuing operations, basic and diluted $ 0.26 $ 0.18 $ 0.71 $ 0.53 Net income, basic and diluted $ 0.26 $ 0.21 $ 0.72 $ 0.80

FUNDS FROM OPERATIONS (FFO)
(dollars in thousands, except per share data)

REALTY INCOME
The Monthly Dividend Company®

	Three months ended September 30, 2014	Three months ended September 30, 2013	Nine months ended September 30, 2014	Nine months ended September 30, 2013
Net income available to common stockholders	$ 57,941	$ 41,089	$ 156,540	$ 149,781
Depreciation and amortization:				
Continuing operations	95,260	80,822	278,124	221,476
Discontinued operations	-	443	-	1,590
Depreciation of furniture, fixtures and equipment	(125)	(76)	(320)	(203)
Provisions for impairment on investment properties:				
Continuing operations	495	-	2,676	290
Discontinued operations	-	76	-	2,738
Gain on sale of investment properties:				
Continuing operations	(10,975)	-	(14,211)	-
Discontinued operations	-	(6,163)	(2,607)	(50,467)
Merger-related costs [1]	-	240	-	12,875
FFO adjustments allocable to noncontrolling interests	(337)	(285)	(1,032)	(680)
FFO available to common stockholders	$ 142,259	$ 116,146	$ 419,170	$ 337,400
FFO per common share[2]:				
Basic	$ 0.64	$ 0.59	$ 1.93	$ 1.80
Diluted	$ 0.64	$ 0.59	$ 1.93	$ 1.79
Distributions paid to common stockholders	$ 122,092	$ 106,875	$ 356,735	$ 298,544
FFO in excess of distributions paid to common stockholders	$ 20,167	$ 9,271	$ 62,435	$ 38,856
Weighted average number of common shares used for computation per share:				
Basic	222,061,661	195,768,298	216,804,815	187,805,222
Diluted	222,236,071	196,619,866	216,830,013	188,399,848

[1] FFO for the three and nine months ended September 30, 2013 has been normalized to exclude merger-related costs related to our acquisition of American Realty Capital Trust, Inc., or ARCT.

[2] FFO per share for the three and nine months ended September 30, 2014 was impacted by a $6.0 million non-cash redemption charge on the Class E preferred shares that were redeemed in October 2014, which represents $0.03 FFO per share.

Q3 2014 Supplemental Operating & Financial Data | 5

ADJUSTED FUNDS FROM OPERATIONS (AFFO)
(dollars in thousands, except per share data)

REALTY INCOME
The Monthly Dividend Company®

	Three months ended September 30, 2014	Three months ended September 30, 2013	Nine months ended September 30, 2014	Nine months ended September 30, 2013
Net income available to common stockholders	$ 57,941	$ 41,089	$ 156,540	$ 149,781
Cumulative adjustments to calculate FFO[1]	84,318	75,057	262,630	187,619
FFO available to common stockholders	142,259	116,146	419,170	337,400
Excess of redemption value over carrying value of Class E preferred share redemption	6,015	-	6,015	-
Amortization of share-based compensation	2,204	6,737	7,653	14,235
Amortization of deferred financing costs	1,235	1,196	3,476	3,217
Amortization of net mortgage premiums	(2,285)	(2,518)	(7,060)	(6,959)
(Gain) loss on early extinguishment of mortgage debt	(2,909)	-	(3,528)	-
(Gain) loss on interest rate swaps	(633)	596	409	(690)
Capitalized leasing costs and commissions	(188)	(369)	(655)	(1,143)
Capitalized building improvements	(1,616)	(2,239)	(3,883)	(4,759)
Straight-line rent	(3,851)	(3,656)	(11,764)	(10,111)
Amortization of above and below-market leases	2,166	2,026	6,374	6,249
AFFO adjustments allocable to noncontrolling interests	32	-	48	-
Total AFFO available to common stockholders	$ 142,429	$ 117,919	$ 416,255	$ 337,439
AFFO per common share:				
Basic	$ 0.64	$ 0.60	$ 1.92	$ 1.80
Diluted	$ 0.64	$ 0.60	$ 1.92	$ 1.79
Distributions paid to common stockholders	$ 122,092	$ 106,875	$ 356,735	$ 298,544
AFFO in excess of distributions paid to common stockholders	$ 20,337	$ 11,044	$ 59,520	$ 38,895
Weighted average number of common shares used for computation per share:				
Basic	222,061,661	195,768,298	216,804,815	187,805,222
Diluted	222,236,071	196,619,866	216,830,013	188,399,848

[1] See reconciling items for FFO presented under "Funds from Operations (FFO)."

Q3 2014 Supplemental Operating & Financial Data | 6

CONSOLIDATED BALANCE SHEETS (dollars in thousands, except per share amounts) 7 Q3 2014 Supplemental Operating & Financial Data September 30, 2014 December 31, 2013 ASSETS (unaudited) Real estate, at cost: Land $ 3,008,036 $ 2,791,147 Buildings and improvements 7,995,808 7,108,328 Total real estate, at cost 11,003,844 9,899,475 Less accumulated depreciation and amortization (1,317,760) (1,114,888) Net real estate held for investment 9,686,084 8,784,587 Real estate held for sale, net 15,757 12,022 Net real estate 9,701,841 8,796,609 Cash and cash equivalents 16,936 10,257 Accounts receivable, net 47,852 39,323 Acquired lease intangible assets, net 1,059,879 935,459 Goodwill 15,535 15,660 Other assets, net 97,797 127,133 Total assets $ 10,939,840 $ 9,924,441 LIABILITIES AND EQUITY Distributions payable $ 43,289 $ 41,452 Accounts payable and accrued expenses 78,271 102,511 Acquired lease intangible liabilities, net 201,245 148,250 Other liabilities 44,410 44,030 Preferred shares subject to mandatory redemption 220,000 - Line of credit payable 45,000 128,000 Term loan 70,000 70,000 Mortgages payable, net 862,212 783,360 Notes payable, net 3,785,027 3,185,480 Total liabilities 5,349,454 4,503,083 Stockholders' equity: Preferred stock and paid in capital, par value $0.01 per share, 69,900,000 shares authorized and 16,350,000 shares issued and outstanding as of September 30, 2014 and 25,150,000 shares issued and outstanding as of December 31, 2013 395,377 609,363 Common stock and paid in capital, par value $0.01 per share, 370,100,000 shares authorized, 222,670,846 shares issued and outstanding as of September 30, 2014 and 207,485,073 shares issued and outstanding at December 31, 2013 6,361,400 5,767,878 Distributions in excess of net income (1,194,987) (991,794) Total stockholders' equity 5,561,790 5,385,447 Noncontrolling interests 28,596 35,911 Total equity 5,590,386 5,421,358 Total liabilities and equity $ 10,939,840 $ 9,924,441

DEBT SUMMARY
(dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

	Maturity Date	Principal Balance as of September 30, 2014		% of Debt	Interest Rate as of September 30, 2014	Weighted Average Years until Maturity
Credit Facility						
Credit Facility [1]	May 9, 2017	$ 45,000		0.9%	1.23%	2.6 years
Unsecured Term Loan						
Term Loan [2]	January 21, 2018	70,000		1.5%	1.36%	3.3 years
Senior Unsecured Notes and Bonds						
5.50% Notes due 2015	November 15, 2015	150,000		3.2%	5.50%	
5.95% Notes due 2016	September 15, 2016	275,000		5.8%	5.95%	
5.375% Notes due 2017	September 15, 2017	175,000		3.7%	5.38%	
2.00% Notes due 2018	January 31, 2018	350,000		7.4%	2.00%	
6.75% Notes due 2019	August 15, 2019	550,000		11.6%	6.75%	
5.75% Notes due 2021	January 15, 2021	250,000		5.3%	5.75%	
3.25% Notes due 2022	October 15, 2022	450,000		9.5%	3.25%	
4.65% Notes due 2023	August 1, 2023	750,000		15.8%	4.65%	
3.875% Notes due 2024	July 15, 2024	350,000		7.4%	3.88%	
4.125% Notes due 2026	October 15, 2026	250,000		5.3%	4.13%	
5.875% Bonds due 2035	March 15, 2035	250,000		5.3%	5.88%	
	Principal amount	3,800,000				
Unamortized discounts		(14,973)				
	Carrying value	3,785,027		79.5%	4.75%	7.5 years
Mortgages Payable						
58 mortgages on 243 properties	October 2014 - June 2032	843,600	[3]	17.7%	4.97%	4.0 years
Unamortized premiums		18,612				
	Carrying value	862,212		18.1%		
	TOTAL DEBT	**$ 4,758,600**	[4]		**4.71%**	

Fixed Rate	**$ 4,674,491**	**98%**
Variable Rate	**$ 84,109**	**2%**

[1] We have a $1.5 billion unsecured acquisition credit facility with an initial term that expires in May 2016. It includes, at our election, a one-year extension option at a cost of 0.2% of the facility commitment, or $3 million. As of September 30, 2014, approximately $1.46 billion was available on the credit facility.

[2] Borrowing under the term loan bears interest at the current one month LIBOR, plus 1.2%. We have an interest rate swap which essentially fixes our per annum interest rate on the term loan at 2.15%.

[3] The mortgages payable are at fixed interest rates, except for mortgages totaling $39.1 million at September 30, 2014.

[4] Excludes non-cash unamortized original issuance discounts recorded on the senior unsecured notes and bonds, as well as non-cash unamortized premiums recorded on the mortgages payable.

Q3 2014 Supplemental Operating & Financial Data | 8

DEBT MATURITIES (dollars in millions) 9 Q3 2014 Supplemental Operating & Financial Data Consolidated Debt Maturities Year of Credit Term Senior Unsecured Mortgages Average Maturity Facility Loan Notes and Bonds Payable Total Interest Rate (1) 2014 $ - $ - $ - $ 7.6 $ 7.6 6.39% 2015 - - 150.0 119.7 269.7 5.32% 2016 - - 275.0 248.4 523.4 5.39% 2017 45.0 - 175.0 142.5 362.5 5.53% 2018 - 70.0 350.0 15.1 435.1 2.02% Thereafter - - 2,850.0 310.3 3,160.3 4.88% Totals $ 45.0 $ 70.0 $ 3,800.0 $ 843.6 $ 4,758.6 (1) Average interest rate for 2017 excludes the credit facility. Mortgages Payable Maturities by Quarter Year of First Second Third Fourth Average Maturity Quarter Quarter Quarter Quarter Total Interest Rate 2014 $ - $ - $ - $ 7.6 $ 7.6 6.39% 2015 1.9 40.5 38.8 38.5 119.7 5.10% 2016 101.1 128.3 16.8 2.2 248.4 4.76% 2017 42.2 36.5 39.3 24.5 142.5 5.72% 2018 1.1 11.9 1.0 1.1 15.1 5.47% Thereafter 310.3 4.69% Totals $ 146.3 $ 217.2 $ 95.9 $ 73.9 $ 843.6

CAPITALIZATION & FINANCIAL RATIOS (dollars in thousands, except per share amounts) 10 3.9 Capital Structure as of September 30, 2014 Q3 2014 Supplemental Operating & Financial Data Capitalization as of September 30, 2014 Carrying Debt Value Credit Facility $ 45,000 Unsecured Term Loan 70,000 Senior Unsecured Notes and Bonds 3,800,000 Class E Preferred Shares Subject to Mandatory Redemption 220,000 Mortgage Loans 843,600 Total Debt $ 4,978,600 Stock Redemption Market Equity Shares/Units Price Price Value Common Stock (NYSE: O) 222,670,846 $ 40.79 $ 9,082,744 Common Units (1) 841,568 $ 40.79 34,328 Common Equity 9,117,072 Class F Preferred Stock 16,350,000 $25.00 408,750 Total Equity $ 9,525,822 Total Market Capitalization $ 14,504,422 Debt/Total Market Capitalization 34.3% Debt and Preferred Stock/Total Market Capitalization 37.1% (1) Common units are exchangeable into cash or common stock, at our option, at a conversion ratio of 1:1. Dividend Data YTD YTD Year-over-Year Q3 2014 Q3 2013 Growth Rate Common Dividend Paid per Share $ 1.642 $ 1.602 2.5% AFFO per Share (diluted) $ 1.92 $ 1.79 7.3% AFFO Payout Ratio 85.5% 89.5% Liquidity as of September 30, 2014 Cash on Hand $ 16,936 Availability under Credit Facility 1,455,000 $ 1,471,936

EBITDA & COVERAGE RATIOS (dollars in thousands) 11 Debt Service Coverage (2) Fixed Charge Coverage (3) 3.9 Q3 2014 Supplemental Operating & Financial Data Reconciliation of Net Income to EBITDA(1) Three months ended September 30, 2014 Net income $ 73,627 Interest 52,814 Taxes 697 Depreciation 95,260 Impairment loss 495 Gain on interest rate swaps (633) Gain on sales (10,975) Discontinued operations (EBITDA components) - Quarterly EBITDA $ 211,285 Annualized EBITDA $ 845,140 Debt/EBITDA 5.9 (1) EBITDA means, for the most recent quarter, annualized earnings (net income) before (i) interest expense, (ii) income and franchise taxes, (iii) real estate depreciation and amortization, (iv) impairment losses, (v) non-cash loss (gain) on swaps, and (vi) gain on sales (Realty Income properties). (2) Refer to footnote 1 on page 12 for a detailed description of the calculation of debt service coverage. (3) Fixed charge coverage is calculated in exactly the same manner as the debt service coverage (defined on page 12), except that preferred stock dividends are also added to the denominator.

DEBT COVENANTS 12 Q3 2014 Supplemental Operating & Financial Data As of September 30, 2014 The following is a summary of the key financial covenants for our senior unsecured notes and bonds, as defined and calculated per their terms. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show our ability to incur additional debt under the terms of our notes only and are not measures of our liquidity or performance. Required Actuals Limitation on incurrence of total debt < 60% of adjusted undepreciated assets 44.8% Limitation on incurrence of secured debt < 40% of adjusted undepreciated assets 7.7% Debt service coverage (trailing 12 months) (1) > 1.5 x 3.7x Maintenance of total unencumbered assets > 150% of unsecured debt 230.1% (1) This covenant is calculated on a pro forma basis for the preceding four-quarter period on the assumption that: (i) the incurrence of any Debt (as defined in the covenants) incurred by us since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four-quarter period), (ii) the repayment or retirement of any of our Debt since the first day of such four-quarter period, and (iii) any acquisition or disposition by us of any asset or group since the first day of such four-quarters had in each case occurred on October 1, 2013, and subject to certain additional adjustments. Such pro forma ratio has been prepared on the basis required by that debt service covenant, reflects various estimates and assumptions and is subject to other uncertainties, and therefore does not purport to reflect what our actual debt service coverage ratio would have been had transactions referred to in clauses (i), (ii) and (iii) of the preceding sentence occurred as of October 1, 2013, nor does it purport to reflect our debt service coverage ratio for any future period.

INVESTMENT SUMMARY
(dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

First Quarter 2014

	Number of Properties	Investment	Cash Rents	Leasable Square feet	Cash Capitalization Rate[1]	Weighted Average Lease Term (Years)
New Property Acquisitions	324	$ 643,326	$ 44,675	4,207,916	6.9%	14.2
Properties Under Development [2]	13	13,350	1,125	380,858	8.4%	15.2
Total Real Estate Investments	337	$ 656,676	$ 45,800	4,588,774	7.0%	14.2

Approximately 84% of the annualized revenue generated by these investments is from investment grade-rated tenants.

Second Quarter 2014

	Number of Properties	Investment	Cash Rents	Leasable Square feet	Cash Capitalization Rate[1]	Weighted Average Lease Term (Years)
New Property Acquisitions	57	$ 382,870	$ 27,680	2,247,813	7.2%	10.4
Properties Under Development [2]	16	22,255	1,912	155,988	8.6%	13.2
Total Real Estate Investments	73	$ 405,125	$ 29,592	2,403,801	7.3%	10.6

Approximately 55% of the annualized revenue generated by these investments is from investment grade-rated tenants.

Third Quarter 2014

	Number of Properties	Investment	Cash Rents	Leasable Square feet	Cash Capitalization Rate[1]	Weighted Average Lease Term (Years)
New Property Acquisitions	26	$ 148,695	$ 10,550	1,460,903	7.1%	10.6
Properties Under Development [2]	23	33,439	2,853	461,347	8.5%	13.4
Total Real Estate Investments	49	$ 182,134	$ 13,403	1,922,250	7.4%	11.2

Approximately 53% of the annualized revenue generated by these investments is from investment grade-rated tenants.

Year-to-date 2014

	Number of Properties	Investment	Cash Rents	Leasable Square feet	Cash Capitalization Rate[1]	Weighted Average Lease Term (Years)
New Property Acquisitions	407	$ 1,174,890	$ 82,905	7,916,632	7.1%	12.5
Properties Under Development [2]	32	69,045	5,890	641,538	8.5%	13.7
Total Real Estate Investments	439	$ 1,243,935	$ 88,795	8,558,170	7.1%	12.6

Approximately 70% of the annualized revenue generated by these investments is from investment grade-rated tenants.

[1] Cash capitalization rates are computed as contractual cash net operating income for the first twelve months of each lease following the acquisition date, divided by the total cost of the property (including all expenses borne by Realty Income).
[2] Includes investments during the period in new development, expansion of existing properties, and redevelopment of existing properties.

Q3 2014 Supplemental Operating & Financial Data | 13

DISPOSITION SUMMARY
(dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

First Quarter 2014

	Number of Properties	Original Investment	Net Book Value	Net Proceeds	Cash Capitalization Rate[1]
Occupied	8	$ 9,899	$ 7,446	$ 10,649	8.3%
Vacant	3	2,811	1,297	2,041	-
	11	$ 12,710	$ 8,743	$ 12,690	

The unlevered internal rate of return on properties sold during the first quarter was 10.2%

Second Quarter 2014

	Number of Properties	Original Investment	Net Book Value	Net Proceeds	Cash Capitalization Rate[1]
Occupied	4	$ 4,584	$ 3,232	$ 5,215	8.4%
Vacant	2	3,942	1,795	1,818	-
	6	$ 8,526	$ 5,027	$ 7,033	

The unlevered internal rate of return on properties sold during the second quarter was 8.8%

Third Quarter 2014

	Number of Properties	Original Investment	Net Book Value	Net Proceeds[2]	Cash Capitalization Rate[1]
Occupied	7	$ 26,115	$ 21,057	$ 32,150	8.0%
Vacant	4	4,577	1,802	1,379	-
	11	$ 30,692	$ 22,859	$ 33,529	

The unlevered internal rate of return on properties sold during the third quarter was 12.2%

Year-to-date 2014

	Number of Properties	Original Investment	Net Book Value	Net Proceeds[2]	Cash Capitalization Rate[1]
Occupied	19	$ 40,598	$ 31,735	$ 48,014	8.1%
Vacant	9	11,330	4,894	5,238	-
	28	$ 51,928	$ 36,629	$ 53,252	

The unlevered internal rate of return on properties sold during the first nine months was 11.1%

(1) Cash capitalization rates are computed as annualized current month contractual cash net operating income, divided by the net proceeds received upon sale of the property (including all expenses borne by Realty Income).
(2) Data excludes properties sold as a result of asset swaps and eminent domain activities. During the third quarter of 2014 we disposed of land in two eminent domain transactions, receiving net proceeds of $318,000.

Q3 2014 Supplemental Operating & Financial Data | 14

DEVELOPMENT PIPELINE(dollars in thousands)Number of Remaining Total PercentProperties Investment to Date Investment Commitment Leased(2)New Development(1) 5 $14,837 $7,305 $22,142 100%Expansion of existing properties 4 11,343 6,822 18,165 100%Redevelopment of existing properties 7 587 3,277 3,864 100%16 $26,767 $17,404 $44,171(1)Includes build-to-suit developments and forward take-out commitments on development properties with leases in place.(2)Rental revenue commencement dates on properties under development range between October 2014 and November 2014.

TENANT DIVERSIFICATION

REALTY INCOME
The Monthly Dividend Company®

Top 20 Tenants

Our 20 largest tenants based on percentage of total portfolio annualized rental revenue at September 30, 2014 include the following:

Tenant	Number of Properties	% of Revenue	Investment Grade Ratings (Moody's/S&P/Fitch)
Walgreens	116	5.4%	Baa1/ BBB/ A-
FedEx	38	5.1%	Baa1/ BBB/ BBB
Dollar General	502	4.9%	Baa3/ BBB-/ -
LA Fitness	46	4.7%	-
Family Dollar	453	4.5%	Baa3/ BBB-/ -
BJ's Wholesale Clubs	15	2.9%	-
AMC Theatres	20	2.8%	-
Diageo	17	2.7%	A3/ A-/ A-
Regal Cinemas	23	2.3%	-
Northern Tier Energy/Super America	134	2.2%	-
CVS Pharmacy	56	2.1%	Baa1/ BBB+/ BBB+
Rite Aid	58	1.9%	-
TBC Corporation	149	1.9%	A2/ A/ -
Circle K	168	1.8%	Baa2/ BBB/ -
The Pantry	145	1.7%	-
Walmart/Sam's Club	19	1.4%	Aa2/ AA/ AA
GPM Investments/Fas Mart	140	1.4%	-
NPC International	202	1.4%	-
Smart & Final	36	1.2%	-
FreedomRoads/Camping World	18	1.2%	-

Investment Grade Tenants[1]:

Number of Properties	1,929
Percentage of Annualized Rents	46.4%



46%
54%
Investment Grade
Non-Investment Grade and Non-Rated

[1] Investment grade tenants are defined as tenants with a credit rating of Baa3/BBB- or higher from one of the three major rating agencies (Moody's/S&P/Fitch). 46.4% of our annualized rental revenue is generated from properties leased to investment grade tenants, including 7% from properties leased to subsidiaries of investment grade companies.

EBITDAR/Rent Ratio on Retail Properties **2.6x [1]**

[1] Based on most recently analyzed information from retail tenants providing this information. The information that we receive from our retail tenants is not independently verified by us.

Q3 2014 Supplemental Operating & Financial Data | 16

 Percentage of Rental Revenue (1) For the Quarter Ended For the Years Ended September 30, Dec 31, Dec 31, Dec 31, Dec 31, Dec 31, Dec 31, 2014 2013 2012 2011 2010 2009 2008 Retail industries Apparel stores 2.2% 1.9% 1.7% 1.4% 1.2% 1.1% 1.1 % Automotive collision services 0.8 0.8 1.1 0.9 1.0 1.1 1.0 Automotive parts 1.3 1.2 1.0 1.2 1.4 1.5 1.6 Automotive service 1.8 2.1 3.1 3.7 4.7 4.8 4.8 Automotive tire services 3.1 3.6 4.7 5.6 6.4 6.9 6.7 Book stores * * 0.1 0.1 0.1 0.2 0.2 Child care 2.2 2.8 4.5 5.2 6.5 7.3 7.6 Consumer electronics 0.3 0.3 0.5 0.5 0.6 0.7 0.8 Convenience stores 10.0 11.2 16.3 18.5 17.1 16.9 15.8 Crafts and novelties 0.5 0.5 0.3 0.2 0.3 0.3 0.3 Dollar stores 9.6 6.2 2.2 - - - - Drug stores 9.4 8.1 3.5 3.8 4.1 4.3 4.1 Education 0.4 0.4 0.7 0.7 0.8 0.9 0.8 Entertainment 0.6 0.6 0.9 1.0 1.2 1.3 1.2 Equipment services 0.1 0.1 0.1 0.2 0.2 0.2 0.2 Financial services 1.4 1.5 0.2 0.2 0.2 0.2 0.2 General merchandise 1.2 1.1 0.6 0.6 0.8 0.8 0.8 Grocery stores 3.2 2.9 3.7 1.6 0.9 0.7 0.7 Health and fitness 7.0 6.3 6.8 6.4 6.9 5.9 5.6 Health care 1.1 1.1 - - - - - Home furnishings 0.7 0.9 1.0 1.1 1.3 1.3 2.4 Home improvement 2.0 1.6 1.5 1.7 2.0 2.2 2.1 Jewelry 0.1 0.1 - - - - - Motor vehicle dealerships 1.5 1.6 2.1 2.2 2.6 2.7 3.2 Office supplies 0.4 0.5 0.8 0.9 0.9 1.0 1.0 Pet supplies and services 0.7 0.8 0.6 0.7 0.9 0.9 0.8 Restaurants - casual dining 4.2 5.1 7.3 10.9 13.4 13.7 14.3 Restaurants - quick service 3.5 4.4 5.9 6.6 7.7 8.3 8.2 Shoe stores 0.1 0.1 0.1 0.2 0.1 - - Sporting goods 1.7 1.7 2.5 2.7 2.7 2.6 2.3 Theaters 5.2 6.2 9.4 8.8 8.9 9.2 9.0 Transportation services 0.1 0.1 0.2 0.2 0.2 0.2 0.2 Wholesale clubs 4.1 3.9 3.2 0.7 - - - Other * 0.1 0.1 0.1 0.3 1.1 1.2 Retail industries 80.5% 79.8% 86.7% 88.6% 95.4% 98.3% 98.2 % INDUSTRY DIVERSIFICATION 17 Q3 2014 Supplemental Operating & Financial Data * Less than 0.1% (1) Includes rental revenue for all properties owned by Realty Income at the end of each period presented, including revenue from properties reclassified as discontinued operations. Excludes revenue from properties owned by Crest Net Lease, Inc., or Crest.

INDUSTRY DIVERSIFICATION (CONT’D) 18 Q3 2014 Supplemental Operating & Financial Data * Less than 0.1% Percentage of Rental Revenue(1) For the Quarter Ended For the Years Ended September 30, Dec 31, Dec 31, Dec 31, Dec 31, Dec 31, Dec 31, 2014 2013 2012 2011 2010 2009 2008 Non-retail industries Aerospace 1.2 1.2 0.9 0.5 - - - Beverages 2.8 3.3 5.1 5.6 3.0 - - Consumer appliances 0.5 0.6 0.1 - - - - Consumer goods 0.9 1.0 0.1 - - - - Crafts and novelties 0.1 0.1 - - - - - Diversified industrial 0.6 0.2 0.1 - - - - Electric utilities 0.1 * - - - - - Equipment services 0.5 0.4 0.3 0.2 - - - Financial services 0.4 0.5 0.4 0.3 - - - Food processing 1.3 1.5 1.3 0.7 - - - General merchandise 0.3 - - - - - - Government services 1.2 1.4 0.1 0.1 0.1 0.1 - Health care 0.7 0.8 * * - - - Home furnishings 0.2 0.2 - - - - - Home improvement * - - - - - - Insurance 0.1 0.1 * - - - - Machinery 0.2 0.2 0.1 - - - - Other manufacturing 0.7 0.6 - - - - - Packaging 0.8 0.9 0.7 0.4 - - - Paper 0.2 0.2 0.1 0.1 - - - Shoe stores 0.8 0.9 - - - - - Telecommunications 0.7 0.7 0.8 0.7 - - - Transportation services 5.0 5.3 2.2 1.6 - - - Other 0.2 0.1 1.0 1.2 1.5 1.6 1.8 Non-retail industries 19.5% 20.2% 13.3% 11.4% 4.6% 1.7% 1.8 % Totals 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% (1) Includes rental revenue for all properties owned by Realty Income at the end of each period presented, including revenue from properties reclassified as discontinued operations. Excludes revenue from properties owned by Crest Net Lease, Inc., or Crest.

GEOGRAPHIC DIVERSIFICATION (dollars in thousands) 19 (1) Includes rental revenue for all properties owned by Realty Income at September 30, 2014, including revenue from properties reclassified as discontinued operations of $13. Excludes revenue of $44 from properties owned by Crest and $581 from sold properties that were included in continuing operations. Q3 2014 Supplemental Operating & Financial Data * Less than 0.1% Approximate Rental Revenue for Percentage of Number of Percent Leasable the Quarter Ended Rental State Properties Leased Square Feet September 30, 2014 (1) Revenue Alabama 128 98% 1,039,500 $ 3,416 1.5 % Alaska 3 100 275,900 457 0.2 Arizona 113 96 1,546,400 6,000 2.6 Arkansas 53 98 782,600 1,653 0.7 California 167 99 5,332,400 23,873 10.6 Colorado 72 99 1,045,400 3,737 1.7 Connecticut 25 96 536,900 2,483 1.1 Delaware 17 100 78,300 634 0.3 Florida 322 99 3,379,000 13,545 6.0 Georgia 237 97 3,363,900 9,768 4.3 Hawaii -- -- -- -- -- Idaho 12 100 87,000 438 0.2 Illinois 159 99 4,507,800 12,759 5.6 Indiana 106 99 1,172,800 5,315 2.3 Iowa 35 94 2,751,700 3,332 1.5 Kansas 80 99 1,359,400 3,167 1.4 Kentucky 56 96 902,200 3,160 1.4 Louisiana 88 99 961,700 2,789 1.2 Maine 10 100 145,300 840 0.4 Maryland 33 100 772,000 4,234 1.9 Massachusetts 82 98 755,900 3,426 1.5 Michigan 107 98 1,028,400 3,418 1.5 Minnesota 155 100 1,153,200 7,354 3.2 Mississippi 122 98 1,566,100 3,783 1.7 Missouri 133 98 2,568,000 8,059 3.6 Montana 1 100 5,400 13 * Nebraska 31 100 708,700 1,748 0.8 Nevada 22 95 413,000 1,289 0.6 New Hampshire 20 100 320,100 1,479 0.7 New Jersey 67 99 577,300 3,486 1.5 New Mexico 30 100 294,000 742 0.3 New York 87 97 2,203,500 10,876 4.8 North Carolina 148 99 1,504,600 5,718 2.5 North Dakota 7 100 66,000 118 * Ohio 213 99 5,058,200 12,290 5.4 Oklahoma 125 99 1,598,300 3,761 1.7 Oregon 25 96 525,400 1,830 0.8 Pennsylvania 146 99 1,785,500 7,186 3.2 Rhode Island 4 100 157,200 808 0.4 South Carolina 134 99 974,900 4,441 2.0 South Dakota 11 100 133,500 244 0.1 Tennessee 198 96 2,595,900 6,347 2.8 Texas 441 98 8,149,400 21,855 9.7 Utah 13 100 749,000 1,338 0.6 Vermont 5 100 98,000 478 0.2 Virginia 141 97 2,662,600 7,038 3.1 Washington 38 97 415,300 1,571 0.7 West Virginia 12 100 261,200 916 0.4 Wisconsin 43 95 1,481,600 2,795 1.2 Wyoming 3 100 21,100 64 * Puerto Rico 4 100 28,300 149 0.1 Totals/Average 4,284 98% 69,899,800 $ 226,220 100.0%

PROPERTY TYPE DIVERSIFICATION (dollars in thousands) 20 Approximate Rental Revenue for the Percentage of Number of Leasable Quarter Ended Rental Property Type Properties Square Feet September 30, 2014 (1) Revenue Retail 4,128 46,451,000 $ 176,992 78.2 % Industrial and distribution 81 15,869,200 23,248 10.3 Office 46 3,519,900 15,097 6.7 Manufacturing 14 3,875,200 5,616 2.5 Agriculture 15 184,500 5,267 2.3 Totals 4,284 69,899,800 $ 226,220 100.0% (1) Includes rental revenue for all properties owned by Realty Income at September 30, 2014, including revenue from properties reclassified as discontinued operations of $13. Excludes revenue of $44 from properties owned by Crest and $581 from sold properties that were included in continuing operations. Q3 2014 Supplemental Operating & Financial Data

SAME STORE RENTAL REVENUE (dollars in thousands) 21 Same Store Rental Revenue Number of Properties 2,756 Square Footage 34,297,045 Q3 2014 $ 129,349 Q3 2013 $ 127,625 Increase (in dollars) $ 1,724 Increase (percent) 1.4% Q3 2014 Supplemental Operating & Financial Data Top 3 Industries Contributing to the Change Quarter ended Quarter ended Net % Change Industry September 30, 2014 September 30, 2013 Change by Industry Convenience Stores $ 19,825 $ 19,319 $ 506 2.6% Health and Fitness 9,564 9,285 279 3.0% Restaurants - Quick Service 6,493 6,353 140 2.2% Same Store Rental Revenue Number of Properties 2,756 Square Footage 34,297,045 YTD Q3 2014 $ 388,020 YTD Q3 2013 $ 382,318 Increase (in dollars) $ 5,702 Increase (percent) 1.5% Top 3 Industries Contributing to the Change Nine months ended Nine months ended Net % Change Industry September 30, 2014 September 30, 2013 Change by Industry Convenience Stores $ 59,081 $ 57,671 $ 1,410 2.4% Automotive Tire Services 17,902 17,055 847 5.0% Health and Fitness 28,398 27,739 659 2.4% Third Quarter 2014 Year-to-date 2014

SAME STORE RENTAL REVENUE (CONT’D) (dollars in thousands) 22 Q3 2014 Supplemental Operating & Financial Data Same Store Pool Defined For purposes of determining the same store rent property pool, we include all properties that were owned for the entire year-to-date period, for both the current and prior year except for properties during the current or prior year that were: (i) vacant at any time, (ii) under development or redevelopment, or (iii) involved in eminent domain and rent was reduced. Third Quarter 2014 Quarter ended Quarter ended Net % Change by Contribution by Property Type September 30, 2014 September 30, 2013 Change Property Type Property Type Retail $ 111,277 109,764 1,513 1.4% 87.8% Agriculture 5,267 5,202 65 1.2% 3.8% Office 3,021 2,968 53 1.8% 3.1% Manufacturing 3,456 3,408 48 1.4% 2.7% Industrial and distribution 6,328 6,283 45 0.7% 2.6% Total $ 129,349 127,625 1,724 1.4% 100.0% Year-to-date 2014 Nine months ended Nine months ended Net % Change by Contribution by Property Type September 30, 2014 September 30, 2013 Change Property Type Property Type Retail $ 334,051 328,987 5,064 1.5% 88.7% Agriculture 15,685 15,491 194 1.3% 3.4% Office 9,056 8,876 180 2.0% 3.3% Manufacturing 10,321 10,180 141 1.4% 2.5% Industrial and distribution 18,907 18,784 123 0.7% 2.1% Total $ 388,020 382,318 5,702 1.5% 100% Same Store Rental Revenue by Property Type

OCCUPANCY 23 96.6% 97.0% 97.2% 97.7% 98.2% 98.1% 98.2% 98.3% Q3 2014 Supplemental Operating & Financial Data By Property Occupied Properties 4,210 Total Properties 4,284 Occupancy 98.3% By Square Footage Occupied Square Footage 69,243,600 Total Square Footage 69,899,800 Occupancy 99.1% By Rental Revenue Quarterly Rental Revenue $ 224,759,100 Quarterly Vacant Rental Revenue $ 1,952,800 (1) Occupancy 99.1% (1) Based on contractual monthly rents received immediately preceding the date of vacancy. Change in Occupancy Vacant Properties at 6/30/2014 74 Expiration Activity (1) + 81 Leasing Activity (2) - 77 Vacant Property Sales Activity - 4 Vacant Properties at 9/30/2014 74 (1) Includes scheduled and unscheduled expirations as well as future expirations resolved in the current quarter. (2) Includes 71 expirations that were re-leased to the same or new tenants without vacancy, and six that was re-leased after a period of vacancy. See page 24 for additional detail on re-leasing activity.

LEASING ACTIVITY
(dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Q2 2014	Re-leased to Same Tenant	Re-leased to New Tenant		Re-leasing Totals
		Without Vacancy	After a Period of Vacancy	
Prior Cash Rents	$ 4,400	$ 303	$ 320	$ 5,023
New Cash Rents	$ 4,472	$ 253	$ 428	$ 5,153
Re-leasing spread	101.6%	83.6%	133.8%	102.6%
Number of Leases	33	3	1	37
Average Months Vacant	0.0	0.0	3.7	0.1
Tenant Improvements	$ 0	$ 0	$ 394	$ 394
Percentage of Total Annualized Portfolio Rental Revenue				0.6%

Allocation Based on Number of Leases


89%
11%
Same Tenant
New Tenant

Q3 2014	Re-leased to Same Tenant	Re-leased to New Tenant		Re-leasing Totals
		Without Vacancy	After a Period of Vacancy	
Prior Cash Rents	$ 15,581	$ 73	$ 604	$ 16,258
New Cash Rents	$ 15,780	$ 59	$ 440	$ 16,279
Re-leasing spread	101.3%	80.3%	72.8%	100.1%
Number of Leases	70	1	6	77
Average Months Vacant	0.0	0.0	16.2	1.3
Tenant Improvements	$ 0	$ 0	$ 125	$ 125
Percentage of Total Annualized Portfolio Rental Revenue				1.8%


91%
9%
Same Tenant
New Tenant

Year-to-date 2014	Re-leased to Same Tenant	Re-leased to New Tenant		Re-leasing Totals
		Without Vacancy	After a Period of Vacancy	
Prior Cash Rents	$ 26,742	$ 407	$ 1,636	$ 28,785
New Cash Rents	$ 26,967	$ 339	$ 1,375	$ 28,681
Re-leasing spread	100.8%	83.3%	84.0%	99.6%
Number of Leases	133	5	15	153
Average Months Vacant	0.0	0.0	11.3	1.1
Tenant Improvements	$ 0	$ 0	$ 769	$ 769
Percentage of Total Annualized Portfolio Rental Revenue				3.2%


87%
13%
Same Tenant
New Tenant

Q3 2014 Supplemental Operating & Financial Data | 24

EXPIRATIONS
(dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Our leased, single-tenant properties have a weighted average remaining lease term of approximately 10.4 years

	Total Portfolio [1]					Initial Expirations[3]			Subsequent Expirations[4]		
Year	Number of Leases Expiring: Retail	Number of Leases Expiring: Non-Retail	Approx. Leasable Sq. Feet	Rental Revenue for the Quarter Ended Sep 30, 2014[2]	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended Sep 30, 2014	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended Sep 30, 2014	% of Total Rental Revenue
2014	34	-	274,100	$ 840	0.4%	8	$ 298	0.1%	26	$ 542	0.3%
2015	154	-	758,800	3,269	1.5	62	1,331	0.6	92	1,938	0.9
2016	201	1	1,223,700	4,618	2.1	121	2,830	1.3	81	1,788	0.8
2017	205	2	2,265,600	6,620	3.0	50	3,191	1.4	157	3,429	1.6
2018	282	10	4,011,100	11,552	5.2	169	8,219	3.7	123	3,333	1.5
2019	227	11	3,864,700	13,005	5.8	169	11,051	4.9	69	1,954	0.9
2020	114	12	3,750,200	10,092	4.5	105	9,255	4.1	21	837	0.4
2021	185	13	5,490,000	14,471	6.5	187	13,893	6.2	11	578	0.3
2022	223	18	7,419,200	14,953	6.7	221	14,416	6.5	20	537	0.2
2023	351	19	6,187,800	21,406	9.6	357	20,722	9.3	13	684	0.3
2024	164	10	2,944,200	9,106	4.1	169	8,938	4.0	5	168	0.1
2025	307	10	4,174,100	17,706	7.9	297	17,158	7.7	20	548	0.2
2026	233	4	3,207,600	12,279	5.5	233	12,153	5.4	4	126	0.1
2027	464	3	5,162,700	17,659	7.9	465	17,619	7.9	2	40	*
2028	283	5	6,018,600	15,936	7.1	286	15,881	7.1	2	55	*
2029 - 2043	609	35	11,399,800	49,593	22.2	636	49,387	22.1	8	206	0.1
Totals	4,036	153	68,152,200	$ 223,105	100.0%	3,535	$ 206,342	92.3%	654	$ 16,763	7.7%

* Less than 0.1%

[1] This table sets forth the timing of remaining lease term expirations on our 4,189 net leased, single-tenant properties as of September 30, 2014. It excludes 21 multi-tenant properties and 74 vacant properties, one of which is a multi-tenant property. The lease expirations for properties under construction are based on the estimated date of completion of those properties.

[2] Includes rental revenue of $13 from properties reclassified as discontinued operations and excludes revenue of $3,115 from 21 multi-tenant properties and from 74 vacant properties at September 30, 2014, $581 from sold properties included in continuing operations and $44 from properties owned by Crest.

[3] Represents leases to the initial tenant of the property that are expiring for the first time.

[4] Represents lease expirations on properties in the portfolio, which have previously been renewed, extended or re-tenanted.

Q3 2014 Supplemental Operating & Financial Data | 25